SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 10, 2004

SAFEGUARD SCIENTIFICS, INC.

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	1-5620	23-1609753

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA	19087-1945

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 293-0600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.      Other Events

     On February 10, 2004, Safeguard Scientifics, Inc. and ChromaVision Medical Systems, Inc. issued a joint press release announcing a new $5 million investment by Safeguard to support the expansion of ChromaVision’s services to the biopharmaceutical industry and the appointment of Michael F. Cola, the Chairman of ChromaVision’s Board of Directors, as interim Chief Executive Officer.

     The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits

99.1	Press Release of Safeguard Scientifics, Inc. and ChromaVision Medical Systems, Inc. dated February 10, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: February 10, 2004	By:	CHRISTOPHER J. DAVIS

Christopher J. Davis Managing Director and Chief Financial Officer

Exhibit Index

99.1	Press release dated February 10, 2004 issued by Safeguard Scientifics, Inc. and ChromaVision Medical Systems, Inc.